Exhibit 99.1

Xtant Medical Announces Expiration of Rights Offering

BELGRADE, MT, December 7, 2020 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today announced that the subscription period for its previously announced rights offering of shares of the Company’s common stock at a subscription price of $1.07 per share expired on December 4, 2020, and these rights are no longer exercisable.

Based on a review of preliminary results provided by the Company’s subscription agent, EQ Shareowner Services, the Company expects to issue approximately 711,143 shares of common stock in the rights offering. The Company expects to receive gross proceeds of approximately $761,000 from the rights offering. The results of the rights offering and the Company’s estimates regarding the gross proceeds of the rights offering are preliminary and subject to finalization and verification by its subscription agent.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock issuable in the rights offering, nor will there be any sale of such common stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company’s registration statement on Form S-1 was declared effective by the U.S. Securities and Exchange Commission (SEC) on November 3, 2020. The registration statement, the prospectus dated November 5, 2020, and all of the Company’s SEC filings may be found on the SEC’s website at http://www.sec.gov.

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant’s people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “future,” “will,” “may,” “continue,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s expectations regarding the final results of and the anticipated gross proceeds from the rights offering. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: risks and uncertainties surrounding the results of the rights offering; the effect of the COVID-19 pandemic on the Company’s business, operating results and financial condition; the Company’s future operating results and financial performance; the ability to increase or maintain revenue; the ability to remain competitive; the ability to innovate and develop new products; the ability to engage and retain qualified personnel; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by subsequent disclosures in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 and in future Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN

Ph: 212-867-1762

Email: david.carey@finnpartners.com